EXHIBIT 10.1
EXECUTION VERSION

STOCK PURCHASE AGREEMENT

AMONG

ADVANCED ENERGY TECHNOLOGIES, INC.,

(AS THE SELLER)

AND

SOLON AG für Solartechnik AND I-SOL VENTURES GMBH

(AS THE BUYERS)

March 25, 2006

i

ii

Appendix A - Definitions

Exhibit A - Funds Flow Memorandum

Exhibit B - Form of Opinion of General Counsel to AET

Exhibit C - Form of Opinion of Buyer’s Counsel

Exhibit D - Form of Lease Agreement

Exhibit E - Form of Transition Services Agreement

Exhibit F - Form of Option Agreement

Annex I     Exceptions to the Seller’s Representations and Warranties Concerning the Transaction

Annex II    Exceptions to the Buyer’s Representations and Warranties Concerning the Transaction

Disclosure Schedule    Exceptions to Representations and Warranties Concerning the Company and Its Subsidiaries

iii

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of March 25, 2006, by and among ADVANCED ENERGY TECHNOLOGIES, INC., an Arizona corporation (the “Seller) and SOLON AG für Solartechnik, a German corporation (Aktiengesellschaft) (“Solon”) and I-SOL VENTURES GmbH (Gesellschaft mit beschränkter Haftung) (“I-Sol,” and together with Solon, the “Buyers” and each a “Buyer”). The Buyer and the Seller are referred to collectively herein as the “Parties”.

BACKGROUND

The Seller, together with Rentech, Inc., a Colorado corporation (“Rentech”), collectively own all of the issued and outstanding capital stock of GLOBAL SOLAR ENERGY, INC., an Arizona corporation (the “Company”), engaged in the business of manufacturing flexible photovoltaic products using a thin-film Copper Indium Gallium diSelenide semiconductor on a stainless steel or other flexible substrate (the “Business”).

The Buyers desire to purchase, and the Seller desires to sell, all of the issued and outstanding capital stock of the Company in return for cash and other consideration on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1.    Definitions and Related Matters

(a)    Defined Terms. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

(b)    Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

(i)    Calculation of Time Period. When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.

(ii)   Dollars. Any reference in this Agreement to “dollars” or “$” means U.S. dollars.

(iii)    Exhibits and Schedules. Unless otherwise expressly indicated, any reference in this Agreement to an “Exhibit” or a “Schedule” refers to an Exhibit or Schedule to this Agreement. The Exhibits, Schedules Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.

(iv)    Gender and Number. Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.

(v)   Headings. The provision of a Table of Contents, the division of this Agreement into Sections and other subdivisions, and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(vi)    “Herein”. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement (including the Schedules, Exhibits, Appendices and Annexes to this Agreement) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii)   “Including”. The word “including” or any variation thereof means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(viii)   Joint Negotiation and Preparation of Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties hereto and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this Agreement.

2.    Purchase and Sale of the Company Shares.

(a)    Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyers shall purchase from the Seller, and the Seller shall sell to the Buyers, all of the issued and outstanding Company Shares for the consideration specified below in this Section 2. As between the Buyers, I-Sol shall acquire 24,464,857 Company Shares constituting 81% of the total Company Shares and shall pay $12,960,000 constituting 81% of the total Cash Purchase Price and Solon shall acquire 5,738,670 Company Shares constituting 19% of the total Company Shares and shall pay $3,040,000 constituting 19% of the total Cash Purchase Price. To the extent any employee or other person owns options or other rights to purchase Company Shares, the Seller shall cause such employee or other person to (i) exercise the option or other rights and participate in the sale of the Company Shares as a Seller under this Agreement or (ii) release all rights under the option or other rights to purchase. As a result, at the conclusion of the transaction contemplated by this Agreement, only the Buyers and the Seller (to the extent of the Option Purchase Price) will own Company Shares or options or other rights to purchase any Company Shares.

(b)    Purchase Price. The Buyers shall pay to the Seller in the aggregate at the Closing (i) Sixteen Million Dollars ($16,000,000), by delivery of cash payable by wire transfer or delivery of other immediately available funds in accordance with the funds flow memorandum attached hereto as Exhibit A (the “Cash Purchase Price”) plus (ii) options to purchase shares of the Company upon specified liquidity events, as set forth in the Option Agreement (the “Option Agreement”) in the form attached hereto as Exhibit F (the “Option Purchase Price” and, with the Cash Purchase Price, the “Purchase Price”).

(c)    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thelen Reid & Priest LLP, in New York, New York, commencing at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyers and the Seller may mutually determine (the “Closing Date”).

(d)    Deliveries at the Closing. At the Closing, (i) the Seller shall deliver to the Buyers the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyers shall deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Seller shall deliver to the Buyers stock certificates representing all of the Company Shares held by the Seller, endorsed in blank or accompanied by duly executed assignment documents evidencing the transfer of all of the Company Shares to Buyers free and clear of all Security Interests, and (iv) the Buyers shall deliver to the Seller the consideration specified in Section 2(b) above.

3.    Representations and Warranties Concerning the Transaction.

(a)   Representations and Warranties of the Seller. The Seller represents and warrants to the Buyers that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, except as set forth in Annex I attached hereto.

(i)    Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Seller has taken all actions required to authorize the execution and delivery of this Agreement, and its consummation, and has duly executed and delivered this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity. Except as set forth in Annex I attached hereto, Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(ii)    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any applicable Law or Order of any Governmental Authority or the Constituent Instruments of Seller or (B) except as set forth in Annex I attached hereto, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or (C) require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Authority, other than (i) as specified in Annex I, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (iii) any requirements which become applicable to the Seller as a result of the specific regulatory status any Buyer (or any of their respective Affiliates) or as a result of any other facts that specifically relate to any business or activities in which any Buyer (or any of its respective Affiliates) is or proposes to be engaged.

(iii)    Brokers’ Fees. Seller does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

(iv)    Company Shares. As of the date hereof, the Seller holds of record and owns beneficially the number of Company Shares set forth next to its name in Section 4(b) of the Disclosure Schedule, free and clear of all Security Interests, except as set forth in Annex I attached hereto. Immediately after the Closing the Buyers will own the Company Shares free and clear of all Security Interests (other than Security Interests created as a result of action taken by the Buyers). Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the Company Shares (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Company Shares.

(v)    Absence of Claims. Neither Seller nor Rentech, at the time of Closing or completion of the payments described in the Funds Flow Memorandum, will not have any claim, demand or cause of action against the Company, or any of its subsidiaries and each of their past and current officers, directors, employees, agents or representatives. Seller knows of no fact, event or circumstance which could reasonably be expected to result in any such claim.

(vi)   Option Purchase Price and Securities Matters. The Seller acknowledges and agrees that (i) the Seller is familiar with the Business of the Company as a result of its ownership of the Company Shares, (ii) the Seller has had reasonable time and opportunity to ask questions and receive answers from officers of the Company concerning the terms and conditions of the Option Purchase Price and to obtain any additional information regarding the Company that was necessary for Seller to make an informed investment decision regarding the Option Purchase Price, (iii) the Seller will acquire the Option Purchase Price for investment purposes for the Seller’s own account without any view to the distribution thereof except in accordance with the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or “blue sky” laws, (iv) such Option Purchase Price must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities and “blue sky” laws or unless an exemption from such registration is available; (v) the issuance of the Option Purchase Price to the Seller pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration pursuant to Regulation D promulgated pursuant to the Securities Act, and that Buyers’ reliance upon such exemption is predicated in part upon the representations and warranties of the Seller set forth herein, (vi) the Seller represents that the Seller has the requisite knowledge, experience and sophistication in financial and business matters such that the Seller is capable of fully and completely evaluating the merits and risks inherent in the acquisition of the Option Purchase Price and is able to bear the economic risk of such investment, and (vii) the Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act, and (viii) the Seller’s domicile is at the address given below for notices to Seller.

(vii)   Stop Transfer Instructions. The Seller further acknowledges and agrees that “stop transfer” instructions shall be placed against the options and shares comprising the Option Purchase Price on the transfer books of the Company’s stock transfer agent unless and until such time as such shares become eligible for resale following registration of such shares in accordance with all applicable law or the availability of an exemption from such registration. The Seller acknowledges and agrees that the certificates evidencing the Option Purchase Price shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND IN THE

ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGARDING COMPLIANCE WITH AND THE AVAILABILITY OF ANY SUCH STATE SECURITIES LAWS.

(b)    Representations and Warranties of the Buyers. The Buyers, jointly and severally, represent and warrant to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

(i)    Organization of the Buyers. Solon is a German Aktiengesellschaft duly organized, validly existing, and in good standing under the laws of Germany. I-SOL is a German Gesellschaft mit beschränkter Haftung duly organized, validly existing, and in good standing under the laws of Germany.

(ii)    Authorization of Transaction. Each Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity. No Buyer need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(iii)   Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any applicable Law or Order of any Governmental Authority or the Constituent Instruments of any Buyer, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which any Buyer or any of its respective Affiliates is a party or by which any Buyer or any of it respective Affiliates may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or (C) require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Authority, other than (i) as specified in Annex II, or (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(iv)    Brokers’ Fees. No Buyer has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

4.    Representations and Warranties Concerning the Company and its Subsidiaries. The Seller represents and warrants to the Buyers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a)    Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation. Except as set forth in Section 4(a) of the Disclosure Schedule, each of the Company and its Subsidiaries is duly authorized to conduct Business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company and each of its Subsidiaries has the full corporate power and authority necessary to carry on the Businesses in which it is engaged and to own and use the properties owned and used by it.

(b)    Capitalization. The entire authorized capital stock of the Company consists of 40,000,000 Company Shares, of which 30,203,527 Company Shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record, as of the date hereof, by the Seller and Rentech as set forth in Section 4(b) of the Disclosure Schedule. Except as specified in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as specified in Section 4(b) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

(c)    Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any applicable Law or Order of any Governmental Authority or the Constituent Instruments of the Company or any of its Subsidiaries, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a Material

Adverse Effect on the Company, or (C) require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Authority, other than (i) as specified in Section 4(c) of the Disclosure Schedule, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company, or (iii) any requirements which become applicable to the Company or its Subsidiaries as a result of the specific regulatory status of any Buyer (or any of its respective Affiliates) or as a result of any other facts that specifically relate to any business or activities in which any Buyer (or any of its respective Affiliates) is or proposes to be engaged. In addition, specifically with respect to the Technology Development Agreement No. MDA972-95-3-00036 concerning the "Development of Flexible Thin Film Copper Indium diSelenide Photovoltaics" between Flexible Thin-Film CIS Photovoltaics Vapor Manufacturing Consortium and the Defense Advanced Research Projects Agency ("DARPA"), effective May 30, 1995, as amended (the “VPM Agreement”), the sale of the Shares by the Seller to the Buyers pursuant to the terms of this Agreement will not create any claim against Company arising under the VPM Agreement, including but not limited to any claim for a return of funds advanced by DARPA to the Company or Consortium.

(d)    Brokers’ Fees. Except as specified in Section 4(d) of the Disclosure Schedule, none of the Company and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)    Title to Assets. The Company and its Subsidiaries have good title to, or a valid leasehold interest in, the properties and assets used by them, located on their respective premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for those Security Interests set forth in Section 4(e) of the Disclosure Schedule.

(f)     Subsidiaries. The Company has no Subsidiaries other than GESS, all of the issued and outstanding shares of capital stock of which are held beneficially and of record by the Company, free and clear of any Security Interest, except as set forth in Section 4(f) of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of GESS have been duly authorized and are validly issued, fully paid, and nonassessable. Except for GESS, none of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

(g)    Financial Statements. The Seller has delivered to the Buyers the following financial statements (collectively the “Financial Statements”): (i) audited consolidated balance sheet and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2004 (the “Most Recent Audited Fiscal Year End”) for the Company, (ii) unaudited consolidated balance sheet and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2005 (the “Most Recent Fiscal Year End”); and (iii) unaudited consolidated balance sheet and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the one month ended January 31, 2006 (the “Most Recent Fiscal

Month End”) for the Company. The Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods.

(h)   No Undisclosed Liabilities and No Material Adverse Effect. Neither the Company nor any of its Subsidiaries had material debts, obligations or Liabilities except as disclosed in the Financial Statements. Except as set forth in Section 4(h) of the Disclosure Schedule, since the Most Recent Fiscal Month End, neither the Company nor any Subsidiary has incurred additional material debts, obligations or Liabilities. Since the Most Recent Fiscal Month End, no change or event has occurred which, either individually or in the aggregate has resulted in a Material Adverse Effect.

(i)    Legal Compliance. The Company and its Subsidiaries are in material compliance with all applicable Laws and Orders.

(i)    Each of the Company and its Subsidiaries have complied in all material respects with all Laws and Orders applicable to its Business, properties, or operations as presently conducted;

(ii)   Each of the Company and its Subsidiaries have secured and are in compliance with all material licenses and permits required for its Business, properties, and operations as presently conducted;

(iii)    Neither the Company nor any of its Subsidiaries has offered, paid, or agreed to pay money or anything of value for the purpose of or with the intent of obtaining or maintaining Business for the Company or a Subsidiary, or otherwise benefiting the Company or a Subsidiary, in violation of any Law (including Section 30A(a) of the Securities Exchange Act of 1934, as amended); and

(iv)   The ownership and present use of the Company's and each Subsidiary's properties, and the conduct of its Business, will not (with or without the giving of notice or the passage of time or both) conflict with or result in a default under (A) the Company's certificate of incorporation or bylaws; or (B) any material Contract or Law to which the Company or any Subsidiary is a party or by which it is affected.

(j)     Tax Matters.

(i)    The Company and its Subsidiaries have paid, or will pay before their due date, all material Taxes due on or before the Closing and have reserved, or will reserve before the Closing, amounts necessary to pay material Taxes due after the Closing in respect of periods ending on or before the Closing.

(ii)    The Company and its Subsidiaries have timely filed, or will timely file, all tax returns required in connection with any material Taxes. All such returns are accurate and comply with applicable Law.

(iii)    The Company and its Subsidiaries have made all material deposits required by Law and (1) have not been delinquent in the payment of any material Tax or (2) have paid any penalty associated with a delinquency.

(iv)    The Company and its Subsidiaries are not currently the subject of any Tax audit.

(k)   Real Property.

(i)     Neither the Company nor any of its Subsidiaries owns any real property.

(ii)    Section 4(k)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Company or any of its Subsidiaries. The Seller has delivered to the Buyers correct and complete copies of the leases and subleases listed in Section 4(k)(ii) of the Disclosure Schedule (as amended to date). To the Knowledge of the Company, each lease and sublease listed in Section (k)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect.

(iii)   The real properties are suitable for the purposes used, and are adequate for the current operations of the Company and the Subsidiaries. The Company does not Know, or have reason to Know, of any pending or threatened condemnation affecting the properties.

(l)     Intellectual Property.

(i)     The Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted, except where the failure to so own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as specified in Section 4(l)(i) of the Disclosure Schedule, the Company and its Subsidiaries possess all right, title and interest in and to each item of owned Intellectual Property, free and clear of any Security Interest or other restriction or claim.

(ii)     Section 4(l)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company or any Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any Subsidiary has made with respect to any of its Intellectual Property. Section 4(l)(ii) of the Disclosure Schedule also identifies each registered or unregistered trade name, service mark or trademark used by the Company or any Subsidiary in connection with the Business.

(iii)     Neither the Company nor any Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual

Property rights of third parties, and except as specified in Section 4(l)(iii) of the Disclosure Schedule, neither the Company nor any Subsidiary have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. Except as set forth in Section 4(l)(iii) of the Disclosure Schedule, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any Subsidiary.

(m)   Tangible Assets. The Company and its Subsidiaries have good title to, or a valid leasehold interest in, the material tangible assets they use regularly in the conduct of their Business. The tangible assets of the Company and its Subsidiaries are in good operating condition and repair, are suitable for the purposes used, and are adequate for the current operations of the Company and the Subsidiaries. Together with inventory and supplies, the tangible assets constitute all of the properties and assets used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

(n)   Contracts. Except for contracts, agreements, leases, commitments, understandings, or instruments which (i) are listed in Section 4(n) of the Disclosure Schedule (the “Material Contracts”), or (ii) have been entered into in the ordinary course of Business and do not individually involve annual payment obligations in excess of $25,000, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, lease, commitment, understanding, or instrument. Except as disclosed in Section 4(n) of the Disclosure Schedule, each Material Contract constitutes a valid and binding obligation of the Company and, to the Company’s Knowledge, constitutes a valid and binding obligation of the other parties thereto and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under, and has not received written notice that it is in breach or default under, any Material Contract, except for such breaches or defaults as to which requisite waivers or consents have been obtained. Except as set forth in Section 4(n) of the Disclosure Schedule, to the Company’s Knowledge, no other party to any Material Contract is in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under any Material Contract.

(o)   Insurance. Except as set forth in Section 4(o) of the Disclosure Schedule, since the Most Recent Fiscal Month End, the Company’s and its Subsidiaries’ material assets have been continuously insured with financially sound insurers in such amounts and against such risks and losses as are customary in the industry in which the Company and its Subsidiaries are engaged, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy providing coverage in respect of the material assets of the Company and its Subsidiaries. All material insurance policies of the Company and its Subsidiaries are in full force and effect and are listed in Section 4(o) of the Disclosure Schedule.

(p)    Litigation and Bankruptcy Proceedings.

(i)   Except as set forth in Section 4(p) of the Disclosure Schedule, there are no material Claims relating to the Company or its Subsidiaries, which are pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. Except as set forth in Section 4(p) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding Orders.

(ii)   Neither the Company nor any Subsidiary is involved in any Claim by or against it (a) under the Bankruptcy Code, (b) under any other insolvency or debtors' relief act, or (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official

(q)   Employees and Employment Matters.

(i)    Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

(ii)   The Company and its Subsidiaries are in compliance with all Laws applicable to their respective employees respecting employment and employment practices, terms and conditions of employment, and wages and hours, except where the failure to so comply would not have a Material Adverse Effect.

(iii)    Section 4(q) of the Disclosure Schedule lists (1) all material employment contracts and employment plans to which the Company or any Subsidiary is a party or by which any of them is bound or which relate to the operation of the Business, and (2) the names and current annual rates of compensation of all personnel (including employees and independent contractors) whose 2005 compensation was, or whose 2006 compensation is expected to be, $100,000 or more.

(r)    Employee Benefits.

(i)    Section 4(r) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes.

(A)    To the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(B)    All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(C)    Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

(D)    As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

(s)    Environmental, Health, and Safety Matters.

(i)    The Company and its Subsidiaries are in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect.

(ii)   Except as set forth in Section 4(s) of the Disclosure Schedule, the Company and its Subsidiaries have not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its Subsidiaries or their facilities arising under Environmental, Health, and Safety Requirements.

(iii)   The Company and its Subsidiaries have secured all material permits required under Environmental, Health, and Safety Requirements for the operation of the Business (and such Permits are listed in Section 4(s) of the Disclosure Schedule), except where the failure to obtain any such permit would not have a Material Adverse Effect.

(iv)   The Company does not Know, or have reason to Know, of any material pending or threatened Claim against Company or a Subsidiary with respect to Environmental, Health, and Safety Requirements.

(v)    The Company does not Know, or have reason to Know, of any act attributable to the Company or any Subsidiary that could give rise to material liability under CERCLA or any other Environmental, Health, and Safety Requirements. Neither the Company nor any Subsidiary has submitted notice pursuant to Section 103 of CERCLA with respect to any property owned, leased, or operated by the Company or any Subsidiary.

(vi)    To their Knowledge, neither the Company nor any Subsidiary owns or operates an underground storage tank except for tanks in material compliance with Environmental, Health, and Safety Requirements.

(vii)   The Company does not Know, or have reason to Know, of any materials that have been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped or disposed of on, in, or under any property owned, leased, or operated by the Company or any Subsidiary in a manner that materially violates any applicable Environmental, Health, and Safety Requirements.

(t)    Warranty, Product Liability, and Product Recalls. Section 4(t) of the Disclosure Schedule sets forth the product return policies (the “Return Policies”) of, and all Warranties (as hereinafter defined) given or made by, the Company or its Subsidiaries. “Warranties” shall mean all service, repair, replacement and other obligations based upon or arising out of express and implied warranties made or deemed made in connection with the sale of goods or the performance of services by the Company or its Subsidiaries. The Company and its Subsidiaries have not extended or granted any return rights or given or made any Warranties with respect to any products sold or services performed, other than Warranties and per the Return Policies. To the Company’s Knowledge, except as set forth in Section 4(t) of the Disclosure Schedule, none of the customers of the Company or its Subsidiaries has claimed that the Company’s products are defective. Except as set forth in Section 4(t) of the Disclosure Schedule, the Company does not have any Knowledge of any products which have been shipped in a condition that such products might reasonably be expected to be returned by the customer, or of any intention on the part of any customer to return any of the products, except returns by customers in the ordinary course of Business and consistent with the Return Policies and which, in any event, are not expected to be material in amount. The Company does not have any Knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Company or any Subsidiary, whether or not fully covered by insurance, for liability on account of negligence or product liability or on account of any Warranties which would have, individually or in the aggregate, a Material Adverse Effect on the Company or the Business. The Company has set aside adequate reserves in the Financial Statements for Warranty claims and product returns under the Return Policy. The Company, the Subsidiaries, and their predecessors have not within the past 5 years: been subject to any Claim or Order that required, or sought to require, that they recall any products designed, manufactured, assembled, shipped, sold, distributed, installed, repaired or maintained by any of them. The Company does not Know, or have reason to Know, of any voluntary recall undertaken to avoid a Claim or Order or of any pending or threatened Claim or Order that would require such a recall.

(u)    No Guaranties. Neither The Company nor any Subsidiary has guaranteed the obligations or liabilities of any Person, except for obligations of the Company and its Subsidiaries.

(v)    Inventory. Except as set forth in Section 4(v) of the Disclosure Schedule, the Company's and each Subsidiary's inventory are of a quality usable, and, with respect to finished goods, saleable, in the ordinary course of Business, except for obsolete items and items of below-standard quality, all of which shall have been written off or written down to net realizable value prior to the Closing.

(w)    Receivables. All receivables reflected in the Financial Statements, and all receivables which have arisen since the Most Recent Fiscal Month End, arose from transactions in the ordinary course of Business. Except as set forth in Section 4(w) of the Disclosure Schedule, the Company and its Subsidiaries expect such receivables to be (or to have been) fully collected when due, except to the extent of the normal allowance for doubtful accounts as reflected on the Financial Statements.

(x)    Records. The books of account, minute books, stock certificate books, and stock transfer ledgers ("Books") of the Company and each Subsidiary are complete and correct in all material respects. The Company Knows of no material transactions involving the Business of the Company, or its Subsidiaries, which properly should have been, but are not, set forth in the Books.

(y)    Absence of Changes or Events. Since the Most Recent Fiscal Month End, the Company and its Subsidiaries have conducted Business only in the ordinary course. Since the Most Recent Fiscal Month End, neither the Company nor any Subsidiary has taken, or entered into any agreement or made any commitment to take, any of the following actions:

(i)    Incurred any obligation or Liability, except Liabilities (1) for trade or business obligations incurred in the ordinary course of Business or (2) which do not have a Material Adverse Effect.

(ii)    Paid any obligation or Liability other than current Liabilities (1) shown on the Financial Statements or (2) incurred since the Most Recent Fiscal Month End in the ordinary course of Business.

(iii)   Declared or paid dividends or other distributions to its shareholders or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its capital stock, except in connection with the transactions contemplated hereby.

(iv)   Issued or sold any shares of, or options or other rights to purchase, its capital stock or other securities other than option exercises or other share issuances in furtherance of Section 2(a) hereof.

(v)    Acquired any capital stock of, interest in, or other securities of any Person, or otherwise made any loan or advance to or investment in any Person.

(vi)   Subjected any assets to any Security Interest.

(vii)   Sold or otherwise disposed of any assets, except in the ordinary course of Business.

(viii)   Cancelled, compromised, waived, or released any material debt, claim, or right, except in the ordinary course of Business.

(ix)    Received or given notice of termination of any Contract whose termination has had, or may have, a Material Adverse Effect.

(x)    To its Knowledge, experienced any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs, or lock-outs, or had any material change in the terms of agreements with its employees, agents, customers or suppliers.

(xi)   Except as set forth in Section 4(y)(xi) of the Disclosure Schedule, made or agreed to make any change in the compensation payable to any director, officer, or employee, except for normal periodic bonus accruals and normal periodic increases in regular compensation.

(xii)    Except as set forth in Section 4(y)(xii) of the Disclosure Schedule, acquired any capital assets which cost in excess of an aggregate of $50,000.

(xiii)    Instituted, settled or agreed to settle any material Proceeding.

(xiv)    Suffered any change, event, condition, damage, destruction, or loss having a Material Adverse Effect.

(z)    Disclosure. No representation or warranty relating to the Company in this Agreement and no certificate or other instrument furnished by or on behalf of Seller or the Company to Buyers (i) contains or will contain any untrue statement of a material fact; or (ii) omits or will omit to state any material fact required to make the statements made in this Agreement and such certificates, taken as a whole, not misleading.

5.    Pre Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)    General. Each of the Parties will use commercially reasonable efforts to take reasonable action and to do those things that are necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

(b)    Notices and Consents. The Seller will cause each of the Company and its Subsidiaries to give any notices to third parties, and will cause each of the Company and its Subsidiaries to use commercially reasonable efforts to obtain any third party consents, that the Buyers may reasonably request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Seller will cause each of the Company and its Subsidiaries to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to in Sections 3(a)(ii), 3(b)(iii) and 4(c) above.

(c)    Operation of Business. The Seller will not cause or permit any of the Company and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of Business and the Seller will continue to fund the reasonable working capital needs of the Company and its Subsidiaries consistent with past practices through the Closing Date.

(d)    Full Access. The Seller will permit, and the Seller will cause each of the Company and its Subsidiaries to permit, representatives of the Buyers to have reasonable access at all reasonable times, to all premises, properties, accountants, suppliers, and other third parties whose consent is required in order to consummate the transactions contemplated hereby, Books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

(e)    Brockton Payable. The Buyers shall lend to the Company, on an interest-free basis, up to $1,000,000.00 (the “Brockton Loan”), which shall be used solely to fund the payment obligations of the Company to suppliers who are providing goods or services under that City of Brockton Solar Brightfield contract. Buyers will advance amounts under the Brockton Loan within 10 days after request from the Company indicating that the payment obligations are due. If this Agreement is terminated and the transaction is not consummated, then Seller shall cause the Company promptly (and in any event within 10 days after termination) to repay the Brockton Loan and will advance to Company any amounts necessary to do so. Upon Closing, Buyers will release Seller from any obligation relating to the Brockton Loan.

6.    Post Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a)    General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further commercially reasonable action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

(b)    Litigation Support. In the event and for so long as any Party actively is contesting or defending against any Claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

(c)    Release of Seller Debt.  To the extent the Company owes any debt or obligation to Seller at or prior to the Closing and such debt or obligation is not satisfied by the payments described in the Funds Flow Memorandum, the Seller shall (i) release the Company from all Liability relating to such debt or obligation and (ii) reimburse the Company for any Tax payable by the Company arising from the release of such debt or obligation.

7.    Conditions to Obligation to Close.

(a)    Conditions to Obligation of the Buyers. The obligation of the Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)    the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)    the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)   there shall not be any Order in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)   the Seller shall have delivered to the Buyers a certificate to the effect that each of the conditions specified above in Section 7(a)(i) through (iii) is satisfied in all respects;

(v)    the Company, and its Subsidiaries shall have received all authorizations, consents, and approvals of the Governmental Authorities referred to in Section 3(a)(ii), Section 3(b)(iii), and Section 4(c) above; and

(vi)   the Buyers shall have received from the counsel to AET an opinion, substantially in form and substance as set forth in Exhibit B attached hereto, addressed to the Buyers, and dated as of the Closing Date;

(vii)    The Company and Millennium Energy Holdings, Inc. shall have entered into a lease agreement in substantially the form of Exhibit D attached hereto;

(viii)    AET and the Company shall have entered into a transition services agreement in substantially the form of Exhibit E attached hereto;

(ix)    The Seller shall have paid or otherwise satisfied (A) accrued property taxes at 5575 S. Houghton Road, Tucson, Arizona 85747 through March 31, 2006, and (B) amounts payable by the Company to Michael Gering as a 2005 performance bonus (it being understood that all other accrued liabilities of the Company as of the Closing Date shall remain liabilities of the Company and the Seller shall not be responsible therefor);

(x)    The Company shall have cash in the amount of at least $200,000;

(xi)    The Company shall have obtained suitable replacement insurance policies that replace those insurance policies of the Company that will be terminated as of the Closing;

(xii)   The Company shall have provided any notice to DARPA or taken any other action required for the consummation of the transactions contemplated hereby, in accordance with any applicable provisions under the VPM Agreement; and

(xiii)    The Seller shall have acquired from Rentech all of the Company Shares indicated in Section 4(b) of the Disclosure Schedule as being owned of record by Rentech as of the date hereof.

The Buyers may waive any condition specified in this Section 7(a) if they execute a written instrument so stating at or prior to the Closing.

(b)    Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)    the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

(ii)    the Buyers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)    there shall not be any Order in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)    the Buyers shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i) through (iii) is satisfied in all respects;

(v)    the Company and its Subsidiaries shall have received all authorizations, consents, and approvals of the Governmental Authorities referred to in Section 3(a)(ii), Section 3(b)(iii), and Section 4(c) above;

(vi)   the Seller shall have received from counsel to the Buyers an opinion substantially in form and substance as set forth in Exhibit C attached hereto, addressed to the Seller, and dated as of the Closing Date;

(vii)    The Company shall have obtained suitable replacement insurance policies that replace those insurance policies of the Company that will be terminated as of the Closing;

(viii)    The Company and Millennium Energy Holdings, Inc. shall have entered into an a lease agreement in substantially the form of Exhibit D attached hereto;

(ix)    All inter-company receivables shall have been released and otherwise written off by the Company; and

(x)    The Seller shall have acquired from Rentech all of the Company Shares indicated in Section 4(b) of the Disclosure Schedule as being owned of record by Rentech as of the date hereof.

The Seller may waive any condition specified in this Section 7(b) if they execute a written instrument so stating at or prior to the Closing.

8.    Remedies for Breaches of This Agreement.

(a)    Survival of Representations and Warranties.

All of the representations and warranties of the Seller contained in Section 4 (other than the representations and warranties contained in Section 4(b), the last sentence of Section 4(c) relating to the VPM Agreement, 4(g), 4(j), 4(r) and 4(s)) above shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter. The representations and warranties of the Parties contained in Sections 3(a), 3(b), 4(b), the last sentence of Section 4(c) relating to the VPM Agreement, 4(j), 4(r) and 4(s) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations) and the representations and warranties of the Parties contained in Section 4(g) shall survive the Closing and continue in full force and effect for a period of eighteen months thereafter.

(b)    Indemnification Provisions for Benefit of the Buyers. Subject to Section 8(a) and Section 8(e) hereof, from and after the Closing, the Seller shall indemnify, defend, and hold harmless the Buyers from and against any and all Adverse Consequences, asserted against or suffered by the Buyers relating to, resulting from, or arising out of (i) any breach by the Seller of any covenant or agreement of the Seller contained in this Agreement, or (ii) any breach by the Seller of the representations and warranties of the Seller contained in this Agreement.

(c)    Indemnification Provisions for Benefit of the Seller. Subject to Section 8(a) and Section 8(e), from and after the Closing, the Buyers will, jointly and severally, indemnify, defend, and hold harmless the Seller from and against any and all Adverse Consequences asserted against or suffered by Seller relating to, resulting from, or arising out of (i) any breach by any of the Buyers of any covenant or agreement of the Buyers contained in this Agreement, (ii) any breach by any of the Buyers of the representations and warranties of the Buyers contained in this Agreement, (iii) any amounts due by the Seller or any of its Affiliates under any of the bonds listed in Section 8(c) of the Disclosure Schedule, or (iv) any and all Liabilities and obligations associated with the ownership and operation of the Business from and after the Closing.

(d)    Matters Involving Third Parties.

(i)    If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)    Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the

Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)    So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)    In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(e)    Limitation on Indemnification.

(i)     A Party may assert a claim for indemnification under Section 8(b) or 8(c), as the case may be, only to the extent the Indemnified Party gives notice of such claim to the Indemnifying Party prior to the expiration of the applicable time period set forth in Section 8(a). Any claim for indemnification not made in accordance with Section 8(d) by a Party on or prior to the applicable date set forth in Section 8(a), and the other Party’s indemnification obligations with respect thereto, will be irrevocably and unconditionally released and waived.

(ii)     Notwithstanding any other provision of this Section 8: (i) Seller will not have any indemnification obligations for Adverse Consequences under Section 8(b) (i) unless and until Adverse Consequences exceed One Hundred Seventy Five Thousand Dollars ($175,000), and then only to the extent of such excess; and (ii) in no event will the aggregate indemnification to be paid by the Seller under Section 8(b) exceed Four Million Dollars ($4,000,000). Notwithstanding the foregoing, (x) the limitations set forth in Sections 8(e) will not apply to claims asserted by the Buyers for breaches of Section 3(a), 4(b), or the last sentence of Section 4(c) relating to the VPM Agreement, and (y) the aggregate indemnification to be paid by the Seller under Section 8(b) with respect to breaches of Sections 3(a), 4(b), or the last sentence of Section 4(c) relating to the VPM Agreement will not exceed the Purchase Price.

(iii)     Notwithstanding any other provision of this Section 8, the aggregate indemnification to be paid by the Buyers under Section 8(e) with respect to breaches of Section 3(b) will not exceed the Purchase Price.

(iv)     No representation or warranty of either Party contained herein will be deemed untrue or incorrect, and such Party will not be deemed to have breached a representation, warranty, or covenant as a consequence of the existence of any fact, circumstance, action, or event that is permitted to be taken by such Party under the terms of this Agreement, or that is disclosed in this Agreement, any Schedule, or Exhibit hereto, or any certificate or other instrument delivered in accordance with the terms hereof.

(v)     Notwithstanding anything contained in this Agreement to the contrary, except for the representations and warranties contained in this Agreement, neither Seller nor any other Person is making any other express or implied representation or warranty with respect to the Seller, the Company and its Subsidiaries, the Business, or the transactions contemplated by this Agreement, and the Seller disclaims any other representations or warranties, oral or written, whether made by the Seller or its Affiliates, officers, directors, employees, agents, or representatives, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS. Any claims any Buyer may have for breach of representation or warranty must be based solely on the representations and warranties of the Seller set forth in this Agreement. In furtherance of the foregoing, except for the representations and warranties contained in this Agreement, each Buyer acknowledges and agrees that none of the Seller, any of its Affiliates or any other Person will have or be subject to any liability to the Buyers or any other Person for, and the Seller hereby disclaims all liability and responsibility for, any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Buyers or any of the Buyers’ representatives, including any confidential memoranda distributed on behalf of the Seller relating to the Company and its Subsidiaries, the Business, or the transactions contemplated hereby or other publications or data room information provided to the Buyers or the Buyers’ representatives, or any other document or information in any form provided to the Buyers or the Buyers’ representatives in connection with the sale of the Company

Shares and the transactions contemplated hereby (including any opinion, information, projection, or advice that may have been or may be provided to the Buyers or the Buyers’ representatives by any of the Seller’s representatives). EACH BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN SECTION 3(a) AND SECTION 4, THE COMPANY SHARES ARE BEING PURCHASED ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS.

(f)    Applicability of Section 8. For the avoidance of doubt, the Seller and the Buyers agree that the remedies and obligations under this Section 8 apply only following the Closing, and that prior to the Closing or in the event that this Agreement is terminated the Parties’ remedies will be determined by applicable Law and the provisions of Section 10.

(g)    Tax Treatment of Indemnity Payments. The Seller and the Buyers agree to treat any indemnity payment made pursuant to this Section 8 as an adjustment to the Purchase Price for federal, state, and local income Tax purposes.

(h)    No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no Party will, in any event, be liable to the other Party, either in contract or in tort, for any consequential, incidental, indirect, special, or punitive damages of the other Party, including loss of future revenue, income, or profits, diminution of value, or loss of business reputation or opportunity, relating to the breach or alleged breach hereof or otherwise, whether or not the possibility of such damages has been disclosed to the other Party in advance or could have been reasonably foreseen by such other Party. The exclusion of consequential, incidental, indirect, special, and punitive damages as set forth in the preceding sentence does not apply to any such damages sought by third parties against the Buyers or the Seller, as the case may be, in connection with Losses that may be indemnified pursuant to this Section 8.

(i)    Exclusive Remedy. The Seller and the Buyers acknowledge and agree that, from and after the Closing, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed hereunder on or prior to the Closing Date, will be indemnification in accordance with this Section 8 and the remedies provided for in Section 10(c). In furtherance of the foregoing, the Seller and the Buyers hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims, and causes of action (including rights of contributions, if any) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other arising under or based upon any Law (including any such Law under or relating to environmental matters), common law, or otherwise.

9.    Tax Matters.

(a)    Tax-Sharing Agreements. Any tax-sharing agreement between the Seller and any of the Company and its Subsidiaries is terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

(b)    Responsibility for Filing Tax Returns. The Seller shall include the income of the Company and its Subsidiaries (including any deferred items triggered into income by Regulations §1.1502-13 and any excess loss account taken into income under Regulations §1.1502-19) on Seller’s consolidated federal Income Tax Return for all periods ending on or before the Closing Date (including any short periods ending on the Closing Date) and pay any Taxes attributable to such income. For all taxable periods ending on or before the Closing Date (including any short periods ending on the Closing Date), Seller shall cause the Company and its Subsidiaries to join in Seller’s combined or consolidated Tax Returns and to file separate company Tax Returns in any jurisdictions requiring separate reporting. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. The Buyers shall cause the Company and its Subsidiaries to furnish information to the Seller as reasonably requested by the Seller in accordance with past custom and practice. The Company and its Subsidiaries and the Buyers shall cooperate with Seller as to any elections to be made on any Tax Returns of the Company and its Subsidiaries for periods ending on or before the Closing Date. The Buyers shall cause the Company and its Subsidiaries to file Tax Returns or shall include the Company and its Subsidiaries in its combined or consolidated Tax Returns, for all periods other than periods ending on or before the Closing Date.

(c)    Post-Closing Elections. At the Seller’s request, the Buyers shall cause any of the Company and its Subsidiaries to make and/or join with the Seller in making any election if the making of such election does not have a Material Adverse Effect on the Buyers (or any of the Company and its Subsidiaries) for any period other than periods ending on or before the Closing Date.

(d)    Indemnification. The Buyers agree to, jointly and severally, indemnify the Seller for any additional tax owed by the Seller (including tax owed by the Seller due to this indemnification payment) resulting from any transaction engaged in by the Company or its Subsidiaries not in the ordinary course of Business occurring on the Closing Date and after the Closing. The Buyers also agree to, jointly and severally, indemnify the Seller for any transfer, documentary, sales, use, stamp, registration or other such Taxes, or any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred by the Seller in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the forgoing, this indemnification obligation shall not apply to any tax owed by Seller as a result of the exercise of its option pursuant to the Option Agreement.

(e)    Post-Closing Transactions not in Ordinary Course. Buyer agrees to report any transactions not in the ordinary course of Business occurring on the Closing Date and after the Closing on Buyer's federal Income Tax Return to the extent permitted by Reg. §1.1502-76(b)(1)(ii)(B).

10.    Termination.

(a)    Ability to Terminate.

(i)    This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Seller and the Buyers.

(ii)    This Agreement may be terminated by the Seller or the Buyers if the Closing has not occurred on or before four months following the date of this Agreement (the “Termination Date”); provided that the right to terminate this Agreement under this Section 10(a)(ii) will not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

(iii)    This Agreement may be terminated by either the Seller or the Buyers if one or more courts of competent jurisdiction in the United States, any foreign court with jurisdiction over a party, or any State has issued an Order permanently restraining, enjoining, or otherwise prohibiting the Closing, and such Order has become final and nonappealable.

(iv)    This Agreement may be terminated by the Buyers if there has been a breach by the Seller of any representation, warranty, or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyers to effect the Closing and such breach has not been cured by the Seller or waived by the Buyers within 20 Business Days after all other conditions to Closing have been satisfied or are capable of being satisfied.

(v)    This Agreement may be terminated by the Seller if there has been a breach by the Buyers of any representation, warranty, or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller to effect the Closing and such breach has not been cured by the Buyers or waived by the Seller within 20 Business Days after all other conditions to Closing have been satisfied or are capable of being satisfied.

(b)    Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Parties pursuant to this Section 10, written notice thereof will forthwith be given by the terminating Party to the other Party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by either Party, whereupon the Liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement (including Section 10(c)).

(c)    Remedies upon Termination. If this Agreement is terminated as provided herein:

(i)    Except as otherwise provided in this Section 10, such termination will be the sole remedy of the Parties with respect to breaches of any representation, warranty, or covenant contained in this Agreement and neither Party nor any of its trustees, directors, officers, employees or Affiliates, as the case may be, will have any Liability or further obligation to the other Party or any of its trustees, directors, officers, employees or Affiliates, as the case may be, pursuant to this Agreement.

(ii)    Notwithstanding Section 10(c)(i), the obligations of the Parties under Sections 8, 10 and 11 will survive termination of this Agreement.

(iii)   The Buyers will pay to the Seller a fee equal to five percent (5%) of the Cash Purchase Price if the Seller terminates this Agreement pursuant to Section 10(a)(v).

(iv)   The Seller will pay to the Buyers a fee equal to five percent (5%) of the Cash Purchase Price if the Buyers terminate this Agreement pursuant to Section 10(a)(iv).

(d)    Liquidated Damages. In view of the difficulty of determining the amount of damages which may result from a termination under the circumstances set forth in Section 10(a)(iv) or 10(a)(v), and the failure of the Parties to consummate the transactions contemplated by this Agreement, the Buyers and the Seller have mutually agreed that the payment set forth in Section 10(c)(iii) and 10(c)(iv) will be made to the Seller or the Buyers, as the case may be, as liquidated damages, and not as a penalty. In the event of any such termination, the Parties have agreed that the payment set forth in Section 10(c)(iii) and Section 10(c)(iv) will be the sole and exclusive remedy for monetary damages of the Seller or the Buyers, as the case may be. ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN, (ii) THE AMOUNT OF THE LIQUIDATED DAMAGES PROVIDED FOR IN SECTION 10(c)(iii) AND SECTION 10(c)(iv) IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH LIQUIDATED DAMAGES BY THE SELLERS OR THE BUYERS, AS THE CASE MAY BE, DOES NOT CONSTITUTE A PENALTY. THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 10. Any payment under Sections 10(c)(iii) or Section 10(c)(iv) will be made by wire transfer of immediately available funds to a bank account in the United States of America if paid to Seller, or to a bank account in Germany if paid to the Buyers, designated in writing by the Party entitled to receive such payment not later than three Business Days following the date such Party delivers notice of such account designation to the Party responsible to make such payment.

11.    Miscellaneous.

(a)    Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyers and the Seller (which approval, with respect to public announcements to be made after the Closing, shall not be unreasonably withheld); provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Parties prior to making the disclosure).

(b)    No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)    Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

(d)    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Seller.

(e)    Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution of this Agreement shall be valid and binding for all purposes.

(f)     Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)    Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:

ADVANCED ENERGY TECHNOLOGIES, INC.
c/o Millennium Energy Holdings, Inc.
One South Church Avenue, Suite 200
Tucson, Arizona 85702
Fax: (520) 884-3601 (fax)

Attention: Todd C. Hixon, General Counsel

Copy to:

Thelen Reid & Priest LLP
875 Third Avenue
New York, NY 10022
Fax: 212-603-2001
Attention: John T. Hood, Esq.

If to the Buyers:

Solon AG für Solartechnik
Ederstr. 16
D - 12059 Berlin
Germany
Fax +49 / 30 / 818 79 110
Attn. Thomas Krupke, CFO

I-Sol Venture GmbH
Am Schiffbauerdamm 40
D - 10117 Berlin
Germany
Fax +49 / 30 / 72 62 62 27
Attn Hans-Martin Weiß, Managing Director

Copy to:

Steptoe & Johnson LLP
Collier Center
201 East Washington Street
Suite 1600
Phoenix, Arizona 85004
Fax: (602) 257-5299
Attention: Kevin L. Olson, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

(i)    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)   Expenses. Each of the Parties, the Company, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l)    Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

(m)   Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Arizona, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined only in such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(h) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

*****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

BUYERS:

SOLON AG für Solartechnik

By:	/s/ Thomas Krupke
Name: Thomas Krupke
Title: Chief Financial Officer

By:	/s/ Dr. Lars Podlowski
Name: Dr. Lars Podlowski
Title: Chief Technical Officer

I-SOL VENTURES GmbH

By:	/s/ Alexander Voigt
Name: Alexander Voigt
Title: Managing Director/ Geschäftsführer

SELLER:

ADVANCED ENERGY TECHNOLOGIES, INC.

By:	/s/ Michael J. DeConcini
Name: Michael J. DeConcini
Title: Vice President

APPENDIX A

DEFINITIONS

As used herein, the following terms have the respective meanings set forth below:

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost value, expenses, and fees, including court costs and attorneys’ fees and expenses.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Business” has the meaning set forth in the recitals above.

“Business Day” means any day other than Saturday, Sunday or any other day which is a legal holiday on which banking institutions in Tucson, Arizona or New York, New York or Berlin, Germany, are authorized by law to close.

“Buyer(s)” has the meaning set forth in the preface above.

“Claim” means any and all administrative, regulatory or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims or notice of noncompliance or violation delivered by any Governmental Authority or other Person.

“Closing” has the meaning set forth in Section 2(c) above.

“Closing Date” has the meaning set forth in Section 2(c) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals above.

“Company Share” means any share of the Common Stock, $0.001 par value, of the Company.

“Constituent Instruments” means the certificate of incorporation, articles of formation, bylaws, operating agreement, memorandum and articles of association, limited partnership agreement, limited liability company operating agreement, or other similar formative and organizational documents of any Person.

“DARPA” has the meaning set forth in Section 4(c) above.

“Disclosure Schedule” has the meaning set forth in Section 4 above.

“Employee Benefit Plan” means any (a) Employee Pension Benefit Plan (including any Multiemployer Plan), (b) Employee Welfare Benefit Plan, (c) employee stock option or other equity compensation plan, or (d) other fringe benefit plan or program whether written or oral.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

“Environmental, Health, and Safety Requirements” shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Financial Statements” has the meaning set forth in Section 4(g) above.

“GAAP” means United States generally accepted accounting principles as in effect at the date of the relevant financial statements.

“GESS” means GES Shared Services, Inc., an Arizona corporation.

“Governmental Authority” means any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or Germany, or any political subdivision thereof, or of any other country.

"Income Tax" means any federal, state, local, or foreign income tax measured by or imposed on net income, including any interest, penalty, or addition thereto, whether disputed or not.

"Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Indemnified Party” has the meaning set forth in Section 8(d)(i) above.

“Indemnifying Party” has the meaning set forth in Section 8(d)(i) above.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means the actual knowledge of the following officers of the Company: President, Chief Financial Officer, Vice President, Technology, Controller, Vice President, General Counsel and Corporate Secretary or other officers performing similar functions for the Company.

“Law” means any statutes, regulations, rules, ordinances, codes and similar acts or promulgations of any Governmental Authority.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means a material adverse effect on the Business, assets, properties, results of operations, or financial condition of the Company and its Subsidiaries (taken as a whole) other than an effect (i) resulting from an Excluded Matter, or (ii) cured (including by payment of money or credit to the Purchase Price) before the Closing Date. “Excluded Matter” means any one or more of the following: (A) any change in the international, national, regional, or local markets or industries in which the Business operates or of which the Business is a part, (B) any Law or Order (other than a Law adopted or an Order issued specifically with respect to the transactions contemplated by this Agreement), (C) any change in accounting standards, principles, or interpretations, (D) any change in international, national, regional, or local economic, regulatory, or political conditions, including prevailing interest rates, (E) weather conditions or customer use patterns, (F) any change in the market price of commodities or publicly traded securities, (G) any matter disclosed in this Agreement, or any Schedule or Exhibit hereto, or any other certificate or instrument delivered to the Buyers under or in accordance herewith, or (H) any action permitted under this Agreement.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 4(g) above.

“Most Recent Fiscal Month End” has the meaning set forth in Section 4(g) above.

“Most Recent Fiscal Year End” has the meaning set forth in Section 4(g) above.

“Multiemployer Plan” has the meaning set forth in ERISA §3(37).

“Option Agreement” means and agreement between the has the meaning set forth in Section 2(b) above.

“Option Purchase Price” has the meaning set forth in Section 2(b) above.

“Order” means any order, judgment, writ, injunction, decree, directive or award of a court, administrative judge, or other Governmental Authority acting in an adjudicative or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter.

“Parties” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Purchase Price” has the meaning set forth in Section 2(b) above.

“Rentech” has the meaning set forth in the preface above.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest, excluding, with respect to any Company Shares and any other securities, restrictions under applicable federal and state securities laws.

“Seller” has the meaning set forth in the preface above.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 10(a)(ii).

“Third Party Claim” has the meaning set forth in Section 8(d)(i) above.

EXHIBIT F

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGARDING COMPLIANCE WITH AND THE AVAILABILITY OF ANY SUCH STATE SECURITIES LAWS.

OPTION AGREEMENT

OPTION AGREEMENT, dated as of _____________, 2006 (this “Agreement”), by and among ADVANCED ENERGY TECHNOLOGIES, INC., an Arizona corporation (the “Optionee”), SOLON AG für Solartechnik, a German corporation (Aktiengesellschaft) and I-SOL VENTURES GmbH (Gesellschaft mit beschränkter Haftung) (collectively, “Solon”), and GLOBAL SOLAR ENERGY, INC., an Arizona corporation (the “Company”).

BACKGROUND

The Optionee and Solon are parties to a Stock Purchase Agreement, dated March 25, 2006 (the “Stock Purchase Agreement”), pursuant to which the Optionee is selling all of the issued and outstanding capital stock of the Company to Solon.

It is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that the Company and the Optionee enter into this Agreement, pursuant to which the Company is granting the Optionee an option, exercisable upon the occurrence of specified events, to acquire, at par value, a number of shares of the Company’s Common Stock that will be equal to 5% of the issued and outstanding Common Stock of the Company determined on a Fully-Diluted Issuance Basis (as defined below) after giving effect to the issuance of the Option Shares (as defined below) but not to any securities issuable in connection with a Trigger Event (as defined below).

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

1.    Grant of Option.

(a)    Subject to the terms and conditions herein, the Company hereby grants to the Optionee an option (the “Option”) to purchase a number of shares of the Company’s Common Stock (the “Option Shares”) that upon exercise of the Option will be equal to 5% of the issued and outstanding Common Stock of the Company, determined on a Fully-Diluted Basis after giving effect to the issuance of the Option Shares but not giving effect to the issuance of any securities issuable in connection with a Trigger Event (so that the percentage will be computed immediately before any issuance of shares in connection with the Trigger Event and the exercise will entitle the holder of the Option Shares to participate pro-rata with the other holders of company shares in the Trigger Event) at an exercise price (the “Exercise Price”) of $0.001 per share (or such lesser amount as may hereafter be the par value of the Company). The Optionee, on any exercise of the Option, must exercise the Option for all of the Option Shares; a partial exercise is not permitted. For purposes of this Agreement, “Fully-Diluted Basis” means the number of shares of the Company’s Common Stock outstanding assuming, for such purpose, the exercise, exchange, or conversion into Common Stock of the Company of all options, warrants and other securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock at the time of the exercise of the Option.

(b)    The number of Option Shares issuable upon exercise of the Option is subject to adjustment as follows.

(i)    If the Sales Price (as defined below) is less than Six Hundred Million Dollars ($600,000,000), then for each $1 of consideration that the Sales Price is less than $600,000,000, the Optionee shall be entitled to an additional number of Option Shares equal to 0.00000001% of the issued and outstanding Common Stock of the Company following the issuance of the Option Shares and on a Fully-Diluted Basis. For example, if the Sales Price is $150,000,000, then the Optionee would be entitled to an additional 4.5% and the total number of Option Shares would be equal to 9.5% of the issued and outstanding Common Stock of the Company following the issuance of the Option Shares and on a Fully-Diluted Basis. Notwithstanding the foregoing, the aggregate number of shares issuable upon the exercise of this Option as adjusted by this Section 1(b)(i) (but not Section 1(b)(ii)) shall not exceed 10% of the issued and outstanding Common Stock of the Company determined on a Fully-Diluted Basis after giving effect to the issuance of the Option Shares but not giving effect to the issuance of any securities issuable in connection with a Trigger Event. For purposes of this Agreement, “Sales Price” means the value of the aggregate gross amount of consideration receivable by the Company and/or the stockholders of the Company in connection with a Trigger Event; provided, however, that if the Trigger Event is any of the events described in Section 2(b) (iv) through (and including) (vii) hereof, then the Sales Price shall be the fair market value of 100% of the equity interests in the Company. If consideration other than cash is received in connection with a Trigger Event or if the Trigger Event is any of the events described in Section 2(b) (iv) through (and including) (vii) hereof, then the Company and the Optionee shall mutually agree upon the Sales Price. If the Company and the Optionee cannot reach agreement as to the Sales Price within fifteen days after the Optionee receives a Trigger Notice, the parties shall forthwith refer the dispute to a nationally recognized investment banking or valuation firm mutually agreeable to the Optionee and the Company for resolution, with the understanding that such firm shall resolve all disputed items within twenty days after such disputed items are referred to it. If the parties are unable to agree on the choice of investment banking or valuation firm, they shall select a nationally recognized investment banking or valuation firm by lot (after excluding firms that have been used in the past three years by either party and any firms that have agreed to render future services for either party). Each of the Optionee, on the one hand, and the Company, on the other hand, shall bear one-half of the costs of such firm. The decision of the investment banking or valuation firm with respect to all disputed matters relating to the Sales Price shall be deemed final and conclusive and shall be binding upon the parties. In no case shall the Sales Price be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

(ii)    If the Trigger Event is an initial public offering as described in Section 2(b)(v) hereof and securities representing more than 25% of the number of shares of the Company’s Common Stock outstanding immediately prior to the offering (the “Threshold Amount”) are issued in the initial public offering, then the Optionee shall receive, without any additional payment therefor (other than the Exercise Price for the additional shares acquired

2

under this Section 1(b)(ii)) an additional number of shares upon exercise of the Option equal to the Applicable Percentage of the Excess Amount. For purposes of this Agreement, “Applicable Percentage” means the percentage the Company’s issued and outstanding Common Stock that may be acquired by the Optionee upon exercise of the Option as specified in Section 1(a), and as adjusted by the adjustment provided for in Section 1(b)(i); and “Excess Amount” means the number of securities issued in the initial public offering that is in excess of the Threshold Amount.

2.    Exercise of the Option.

(a)    The Optionee may exercise the Option at any time during the thirty (30) day period following receipt by the Optionee of notice (“Trigger Notice”) of a proposed Trigger Event. The Company (or Solon with respect to a Trigger Event described in 2(b)(iv) below) shall deliver a written Trigger Notice to the Optionee at least forty-five (45) days prior to a proposed Trigger Event and will use reasonable efforts to give such notice ninety (90) days prior to the proposed Trigger Event. The Trigger Notice shall contain all material information known to the Company regarding the Trigger Event, including a description of the Trigger Event, the valuation of the Company for purposes of the Trigger Event, and a detailed description of how such valuation was determined. Upon request of the Optionee, the Company (or Solon, as applicable) shall promptly deliver to the Optionee such additional information regarding the Trigger Event as is reasonably available and requested by the Optionee.

(b)    For purposes of this Agreement, a “Trigger Event” is any of the following:

(i)    a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company,

(ii)    a merger of the Company with or into any other entity or other similar transaction (other than a reincorporation transaction or other transaction involving only transfers of ownership among affiliated entities for business planning, tax, or other similar purposes) in which outstanding shares of the capital stock of the Company are exchanged for securities or other consideration and where the holders of the outstanding voting securities of the Company (determined immediately prior to such transaction) cease to hold a majority of the voting securities of the surviving entity,

(iii)    a transaction in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the transaction are changed or converted by virtue of the transaction into other property, whether in the form of securities, cash, a combination thereof or otherwise and where the holders of the outstanding voting securities of the Company (determined immediately prior to such transaction) cease to hold a majority of the voting securities of the surviving entity;

(iv)    any sale or other transfer or disposition of securities of the Company held by Solon (other than sales or other transfers or dispositions to affiliates of Solon whose security holdings shall be aggregated with Solon’s for purposes of this Agreement) that results in Solon holding less than a majority of the outstanding voting securities of the Company or any issuance by the Company of securities to a third party unaffiliated with Solon that results in Solon holding less than a majority of the outstanding voting securities of the Company;

3

(v)    an initial public offering of any of the Company’s equity securities or any other transaction that results in the Company becoming obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(vi)    the seventh anniversary of the date hereof; or

(vii)    the date that the board of directors of the Company declares a dividend in cash or in kind on the Common Stock of the Company that, together with each prior dividend made on or after the date hereof, provides the holders thereof with cash or property having a value of at least $3,000,000 in aggregate.

(c)    The Option shall expire upon the first to occur of (i) the consummation of any Trigger Event described in Section 2(b)(i) through (v) hereof in respect of which notice was duly provided to the Optionee in accordance with the terms hereof, (ii) the exercise by Optionee of the option in accordance with the terms hereof, or (ii) the tenth anniversary of the date hereof.

(d)    The Company shall not effect a Trigger Event that involves receipt by the stockholders of the Company of cash, securities or other property in connection with the Trigger Event, nor enter into any definitive agreement relating to such a Trigger Event, unless the Company has made appropriate accommodation such that the Optionee shall be permitted to exercise the Option and similarly receive cash, securities or other property on the same basis as other stockholders of the Company.

3.    Rights of Optionee. The Optionee shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Option Shares shall have been issued to Optionee (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such Option Shares upon exercise of the Option.

4.    Exercise Procedure.

(a)    Procedure.

(i)    The Optionee may exercise the Option, in whole but not in part, at any time following receipt of a Trigger Notice, by delivering to the Company a written notice duly signed by the Optionee indicating that the Optionee is exercising the Option accompanied by payment in an amount equal to the full purchase price for the Option Shares.

(ii)    Following receipt by the Company of such notice of exercise and full payment of the Exercise Price, the Company shall issue, as soon as practicable, a stock certificate for the Option Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

(b)    Legend. If the Option Shares are not then covered by a registration statement, each certificate for the Option Shares shall bear a legend that is substantially similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED

4

UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.    Registration Rights.

(a)    Demand Registration. At any time after the earliest of (i) an initial public offering of any of the Company’s equity securities in which the Optionee was not offered the opportunity to include the Option Shares in the registration or (ii) any other transaction that results in the Company becoming obligated to file reports pursuant to Section 13 or 15(d) of the Exchange Act, but not within six months after any registration statement covering a public offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) shall have become effective, the Optionee may request the Company to register under the Securities Act all or any portion of the Option Shares held by the Optionee. The Company shall not be obligated to file more than one registration statement under this Section 5(a). If the Optionee so elects, the offering of the Option Shares pursuant to such registration shall be in the form of an underwritten offering, with the Optionee to select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering, which shall also be reasonably acceptable to the Company. The Company will be obligated to proceed with the registration if it relates to Option Shares having an anticipated aggregate offering price of at least $20,000,000 or, if it relates to all of the Option Shares then outstanding or eligible for exercise under this Agreement, $5,000,000. The Company may delay the registration if it gives notice that it reasonably expects to engage in a registration of its securities under the Securities Act within 6 months after Optionee’s demand.

(b)    S-3 Registration. Anything contained in Section 5(a) to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Optionee shall have the right to request in writing up to three registrations on Form S-3 or any such successor forms of Option Shares, which request or requests shall (i) specify the number of Option Shares intended to be sold or disposed of, (ii) state the intended method of disposition of such Option Shares, and (iii) relate to Option Shares having an anticipated aggregate offering price of at least $10,000,000. A requested registration on Form S-3 or any such successor forms in compliance with this Section 5(b) shall not count as a demand registration pursuant to Section 5(a), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section 5(b), be subject to Section 5(a).

(c)    Piggyback Registration. If at any time after the date hereof, the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to the Optionee written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Optionee shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Option Shares, except that if; in connection with a public offering of the Company the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may

5

be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Option Shares with respect to which such holder has requested inclusion hereunder.

(d)    Company Obligations.

(i)    In the event of a registration pursuant to these provisions, the Company shall use reasonable efforts to cause the Option Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Optionee may reasonably request; provided, however, that the Company shall not be required to qualify to do business by reason of this section in any state in which it is not otherwise required to qualify to do business.

(ii)    The Company shall use reasonable efforts to keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall reasonably be required to permit the Optionee to complete the offer and sale of the Option Shares covered thereby.

(iii)    In the event of a registration pursuant to the provisions of this section, the Company shall furnish to the Optionee such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Optionee may reasonably request to facilitate the disposition of the Option Shares included in such registration.

(iv)    The Company shall notify the Optionee promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(v)    The Company shall advise the Optionee promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Securities and Exchange Commission (“Commission”) suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose, and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(vi)    The Company shall promptly notify the Optionee at any time when a prospectus relating to a registration under this Section is required to be delivered under the Securities Act of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Optionee prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Option Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the

6

circumstances under which they were made. The Optionee shall suspend all sales of the Option Shares upon receipt of such notice from the Company and shall not re-commence sales until Optionee receives copies of any necessary amendment or supplement to such prospectus. The Company will use reasonable efforts to deliver the amendment or supplement to the Optionee within 30 days of the date of such notice from the Company.

(vii)    If requested by the underwriter for any underwritten offering of Option Shares, the Company and the Optionee will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Optionee’s counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Optionee and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

(e)    Expenses. In the case of each registration effected under this Section, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Option Shares, including, but not limited to, the Company’s printing, legal and accounting fees and expenses, SEC and NASD filing fees and “Blue Sky” fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Option Shares being offered and sold by the holders of the Option Shares, or the fees and expenses of counsel for the selling holders of Option Shares in connection with the registration of the Option Shares.

(f)    Indemnification.

(i)    Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Optionee, its employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 5(f), but not be limited to, attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Option Shares or (B) in any application or other document or communication (in this Section 5(f) collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Option Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Optionee expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of the Optionee’s failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement

7

to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Optionee or any of its employees, agents, or counsel, or any controlling persons of such person (an “indemnified party”) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 5) and the Company shall promptly assume the defense of such action, including the employment of counsel provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 5 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence (which consent will not be unreasonably withheld), settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Optionee of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Option Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Option Shares.

(ii)    The Optionee agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Option Shares held by the Optionee, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Optionee in Section 5(f)(i) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Optionee, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Optionee pursuant to this Section 5(f)(ii), the Optionee shall have the rights and duties given to the

8

Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 5(f)(i).

(iii)    To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5(f)(i) or 5(f)(ii) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Optionee (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Optionee in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Optionee, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Optionee agree that it would be unjust and inequitable if the respective obligations of the Company and the Optionee for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Optionee and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 5(f)(iii). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5(f)(iii) each person, if any, who controls the Optionee within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each employee, agent, and counsel of the Optionee or control person shall have the same rights to contribution as Optionee and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 5(f)(iii). Anything in this Section 5(f)(iii) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 5(f)(iii) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

(g)    As used in this Section 5, the term “Optionee” shall include any person to whom the Optionee has transferred Option Shares or the Option. In addition, the rights afforded to the Optionee in this Section 5 shall cease upon the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act or once such shares become eligible for resale pursuant to Rule 144(k).

6.    Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile or certified mail to the addresses of the respective parties hereto as

9

specified on the signature page hereto, or to such other address as either party hereto may hereinafter duly give to the other.

7.    Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns.

8.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

9.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to the conflicts of law principles thereof.

10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GLOBAL SOLAR ENERGY, INC. By:_________________________ Name: Title: Address:_____________________ ____________________________	SOLON AG für Solartechnik By:_________________________ Name: Title: Address:_____________________ ____________________________
ADVANCED ENERGY TECHNOLOGIES, INC. By:_________________________ Name: Title: Address:_____________________ ____________________________	I-SOL VENTURES GmbH By:_________________________ Name: Title: Address:_____________________ ____________________________

11